Exhibit 4.11

SECURITY AGREEMENT
dated as of
September 7, 2016,
among
DELL INTERNATIONAL L.L.C.,
EMC CORPORATION,
DENALI INTERMEDIATE INC.,
DELL INC.,
THE OTHER GRANTORS PARTY HERETO
and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Notes Collateral Agent

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms........................................................................................	1
SECTION 1.02.	Other Defined Terms..............................................................................	2

ARTICLE II

PLEDGE OF SECURITIES

SECTION 2.01.	Pledge.....................................................................................................	7
SECTION 2.02.	Delivery of the Pledged Collateral.........................................................	8
SECTION 2.03.	Representations, Warranties and Covenants..........................................	8
SECTION 2.04.	Limitations on Pledged Collateral..........................................................	10
SECTION 2.05.	Registration in Nominee Name; Denominations...................................	10
SECTION 2.06.	Voting Rights; Dividends and Interest...................................................	11
SECTION 2.07.	Certain Agreements of Grantors as Holders of Equity Interests............	13

ARTICLE III

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 3.01.	Security Interest......................................................................................	13
SECTION 3.02.	Representations and Warranties.............................................................	14
SECTION 3.03.	Covenants...............................................................................................	17
SECTION 3.04.	Other Actions..........................................................................................	19
SECTION 3.05.	Covenants Regarding Patent, Trademark and Copyright Collateral......	20
SECTION 3.06.	Information Regarding Collateral..........................................................	21

ARTICLE IV

REMEDIES

SECTION 4.01.	Remedies upon Default..........................................................................	21
SECTION 4.02.	Application of Proceeds.........................................................................	23
SECTION 4.03.	Grant of License to Use Intellectual Property........................................	24
SECTION 4.04.	Securities Act..........................................................................................	24

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-ii-

Schedules

Schedule I	Grantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement

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SECURITY AGREEMENT, dated as of September 7, 2016 (this “Agreement”), among DELL INTERNATIONAL L.L.C., EMC CORPORATION, NEW DELL INTERNATIONAL LLC (which, upon the consummation of the Reorganization (as defined below) shall be renamed “Dell International L.L.C.”), DENALI INTERMEDIATE INC., DELL INC., the SUBSIDIARY GUARANTORS party hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent (in such capacity and together with successors in such capacity, the “Notes Collateral Agent”).
Reference is made to the Base Indenture, dated as of June 1, 2016, among Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”, which, in connection with the Dell-EMC Merger, has merged with and into Dell International L.L.C., a Delaware limited liability company (“Dell International”), with Dell International continuing as the surviving corporation and which, following the consummation of the Dell-EMC Merger, on or about the Business Day following the Effective Date, will merge with and into New Dell International LLC, a Delaware limited liability company (“New Dell International”), with New Dell International continuing as the surviving corporation (the “Reorganization”)), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2”, which, in connection with the Dell-EMC Merger, has merged with and into EMC Corporation, a Massachusetts corporation (“EMC” and, together with Dell International, the “Issuers”), with EMC continuing as the surviving corporation), and The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee on behalf of the holders (the “Holders”) of the Notes (as defined below) and Notes Collateral Agent (the “Base Indenture” and as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”), relating to the Issuers’ (i) $3,750,000,000 aggregate principal amount of 3.480% First Lien Notes due 2019 (the “2019 Notes”), (ii) $4,500,000,000 aggregate principal amount of 4.420% First Lien Notes due 2021 (the “2021 Notes”), (iii) $3,750,000,000 aggregate principal amount of 5.450% First Lien Notes due 2023 (the “2023 Notes”), (iv) $4,500,000,000 aggregate principal amount of 6.020% First Lien Notes due 2026 (the “2026 Notes”), (v) $1,500,000,000 aggregate principal amount of 8.100% First Lien Notes due 2036 (the “2036 Notes”), and (vi) $2,000,000,000 aggregate principal amount of 8.350% First Lien Notes due 2046 (the “2046 Notes” and together with the 2019 Notes, the 2021 Notes, the 2023 Notes, the 2026 Notes, the 2036 Notes and any Additional Notes issued under the Indenture, the “Notes” and each, a “series of Notes”). The Grantors (other than the Issuers) are Affiliates of the Issuers and will derive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Notes and each is, therefore, willing to enter into this Agreement. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01.    Defined Terms.
Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Base Indenture and, with respect to each series of Notes, as supplemented by the supplemental indenture relating to such series of Notes; provided that each term defined in the

New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC.
The rules of construction specified in the Indenture also apply to this Agreement, mutatis mutandis.
SECTION 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.
“Agreement” has the meaning assigned to such term in the preamble to this Agreement.
“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Collateral” means Article 9 Collateral and Pledged Collateral.
“Company” means Dell Inc., a Delaware corporation.
“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.
“Copyright Security Agreement” means a copyright security agreement substantially in the form of Exhibit II.
“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work arising under the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including, in the case of any Grantor, registrations, supplemental registrations and pending applications for registration in the United States Copyright Office set forth next to its name on Schedule III.
“Denali” means Dell Technologies Inc. (f/k/a Denali Holding Inc.), a Delaware corporation.
“Discharge of Credit Agreement Obligations” means the Discharge of First Lien Obligations that are Credit Agreement Obligations, as each of those terms is defined in the First Lien Intercreditor Agreement.

“Excluded Assets” means (a) any fee-owned real property with a book value of less than $150,000,000 as determined on the Effective Date for existing real property and on the date of acquisition for after acquired real property; (b) all leasehold interests in real property; (c) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction); (d) any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Obligations under the Notes is prohibited by any requirements of law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable requirements of law) or would require consent or approval of any governmental authority; (e) margin stock (including the VMware Class A Common Stock) and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than any Issuer or any Guarantor) under the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person other than Wholly-Owned Subsidiaries that are Credit Facilities Restricted Subsidiaries; (f) assets to the extent a security interest in such assets would result in material adverse tax consequences to Covenant Parent or one of its Subsidiaries as reasonably determined by the Issuers in consultation with the Bank Collateral Agent; (g) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto; (h) any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than the Issuers or any Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition; (i) voting Equity Interests in excess of 65% of the voting Equity Interests of (A) any Foreign Subsidiary or (B) any FSHCO; (j) for so long as any Existing Notes remain outstanding and contain provisions limiting the incurrence of Liens with respect to “principal properties,” any “Principal Property” (as such term is defined in the Existing Notes Indentures); (k) for so long as any Existing Dell Notes remain outstanding and contain provisions limiting the incurrence of Liens with respect to “principal properties,” any Equity Interests in any Subsidiary that owns any “Principal Property” (as such term is defined in the Existing Dell Notes Indentures); (l) receivables, DFS Financing Assets and related assets (or interests therein) (A) transferred to any Receivables Subsidiary or (B) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing; (m) commercial tort claims with a value of less than $50,000,000 and letter-of-credit rights with a value of less than $50,000,000 (except to the extent a security interest therein can be perfected by a UCC filing); (n) vehicles and other assets subject to certificates of title; (o) any aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof; (p) any and all assets and personal property owned or held by any Subsidiary of Covenant Parent that is not an Issuer or a Guarantor (including any Credit Facilities Unrestricted Subsidiary); (q) the Equity Interests of any Credit Facilities Unrestricted Subsidiary or Immaterial Subsidiary; (r) the Pledged VMware Shares; (s) the VMware Intercompany Notes; (t) any proceeds from any issuance of indebtedness that are paid into an escrow account to be released upon satisfaction of certain conditions or the occurrence of certain events, including cash or Cash Equivalents set aside at the time of the incurrence of such indebtedness, to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such indebtedness (or any costs related to the issuance of such indebtedness) and are held in such escrow account or similar arrangement to be applied for such purpose; (u) any asset with respect to which the Bank Collateral Agent and the Issuers agree, in writing (each acting reasonably), that the cost of obtaining such a security interest or perfection thereof shall be excessive in view of the benefits to be obtained by the lenders and other parties holding obligations under the Senior Credit Facility therefrom, and confirmed in writing by notice to the Trustee and (v) the Capital Stock and other securities of an Affiliate of the Issuers to the extent excluded pursuant to Section 2.04 herein and Section 12.09 of the Base Indenture.
“Excluded Equity Interests” has the meaning assigned to such term in Section 2.01.
“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.
“Grantors” means (a) Holdings, (b) the Issuers, (c) the Company, (d) each other Subsidiary identified on Schedule I and (e) each Subsidiary of Covenant Party that becomes a party to this Agreement as a Grantor after the Effective Date. For the avoidance of doubt, references to “Grantors” shall not include a reference to New Dell International prior to the consummation of the Reorganization.
“Holdings” means Denali Intermediate Inc., a Delaware corporation.
“Issuers” has the meaning assigned to such term in the Preamble hereto. For the avoidance of doubt, upon the consummation of the Reorganization, “Issuers” shall refer to EMC and New Dell International.
“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.
“Information Certificate” means the Information Certificate dated the Effective Date delivered to the Notes Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Insolvency or Liquidation Proceeding” means:
(1)    any case commenced by or against an Issuer or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of an Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to an Issuer or any other Grantor or any similar case or proceeding relative to an Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to an Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(3)    any other proceeding of any type or nature in which substantially all claims of creditors of an Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Intellectual Property” means, with respect to any Person, all intellectual and similar property of every kind and nature now owned or hereafter acquired by any such Person, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases.
“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Person is a party, including those exclusive Copyright Licenses under which any Grantor is a licensee listed on Schedule III.
“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a materially adverse effect on (a) the business or financial condition of Covenant Parent and its Subsidiaries, taken as a whole, (b) the ability of the Issuers and the Guarantors, taken as a whole, to perform their payment obligations under the Note Documents or (c) the rights and remedies of the Notes Collateral Agent under the Note Documents.
“Material Subsidiary” means (a) each Wholly-Owned Subsidiary that is a Credit Facilities Restricted Subsidiary that, as of the last day of the fiscal quarter of Covenant Parent most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 2.5% of the consolidated revenues or total assets, as applicable, of Covenant Parent for such quarter or that is designated by Covenant Parent as a Material Subsidiary and (b) any group comprising Wholly-Owned Subsidiaries that are Credit Facilities Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of Covenant Parent most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of Covenant Parent for such quarter.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Notes Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Article 9 Collateral is governed by the Uniform Commercial Code or similar law as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Notes Documents” means the Indenture, the Notes and Note Guarantees issued thereunder, the Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing any substitute facility.
“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, is in existence, and all rights of any such Person under any such agreement.
“Patent Security Agreement” means a patent security agreement substantially in the form of Exhibit III.
“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations thereof and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including, in the case of any Grantor, those filed in connection therewith in the United States Patent and Trademark Office listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Pledged Collateral” has the meaning assigned to such term in Section 2.01.
“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.
“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.
“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Secured Obligations” means all the obligations and all amounts owing, due or secured under the Indenture, the Notes and the Security Documents, whether now existing or arising hereafter, including all principal, premium, interest, Special Interest, fees, attorneys fees, costs, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by the Indenture, the Notes, the Intercreditor Agreements and the Security Documents (including, in each case, all interest, fees and amounts accruing on or after the commencement of an Insolvency or Liquidation Proceeding relating to any Grantor, whether or not allowed or allowable in such Insolvency or Liquidation Proceeding).
“Secured Parties” means Holders of Notes, the Trustee and the Notes Collateral Agent.
“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Supplement” means an instrument substantially in the form of Exhibit I hereto, or any other form approved by the Notes Collateral Agent or approved by the Bank Collateral Agent in respect of the Senior Credit Facility.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license, and all rights of any such Person under any such agreement.
“Trademark Security Agreement” means a trademark security agreement in the form of Exhibit IV.
“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, brand names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, domain names, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all registration and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including, in the case of any Grantor, any registrations and applications filed in connection therewith in the United States Patent and Trademark Office set forth next to its name on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
“VMware Class A Common Stock” means the Class A common stock, par value $0.01 per share, of VMware, Inc., a Delaware corporation.
ARTICLE II

Pledge of Securities
SECTION 2.01.    Pledge. As security for the payment or performance, as the case may be, in full of all Secured Obligations, each Grantor hereby assigns and pledges to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties and hereby grants to the Notes Collateral Agent, its successor and assigns, for the benefit of the Secured Parties a security interest in the Pledged Collateral. “Pledged Collateral” shall mean the collective reference to the following: all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II, (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates (if any) representing all such Equity Interests (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include any Excluded Assets (the Equity Interests excluded pursuant to this proviso being referred to as the “Excluded Equity Interests”); (b)(i) the debt securities owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II, (ii) any debt securities in the future issued to or otherwise acquired by such Grantor and (iii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Notes Collateral Agent pursuant to the terms of this Section 2.01 and Section 2.02; (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing. Notwithstanding the foregoing, Pledged Collateral shall not include Excluded Assets of any kind.
SECTION 2.02.    Delivery of the Pledged Collateral.
Each Grantor agrees to deliver or cause to be delivered to the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent) any and all Pledged Securities (i) (A) of the Company, the Issuers and Material Subsidiaries (other than Foreign Subsidiaries) on the date hereof and (B) all other Pledged Securities, as promptly as practicable, and in any event within 30 days after the Effective Date (or such later date as, prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent may reasonably request) in each case, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) promptly (and in any event within 60 days) after the acquisition thereof, in the case of any such Pledged Securities acquired by such Grantor after the date hereof.
As promptly as practicable, and in any event within 30 days after the Effective Date, each Grantor will cause any Indebtedness for borrowed money (including in respect of cash management arrangements) owed to such Grantor by Holdings, the Company, an Issuer or any of their Subsidiaries in a principal amount in excess of $50,000,000 to be evidenced by a duly executed promissory note (including, if such security interest can be perfected therein, a grid note) that is pledged and delivered to the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent) pursuant to the terms hereof.
Upon delivery to the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent), (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.
SECTION 2.03.    Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Notes Collateral Agent, for the benefit of the Secured Parties, that:

(a)    as of the Effective Date, Schedule II sets forth a true and complete list, with respect to each Grantor, of (i) all the Equity Interests owned by such Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;
(b)    the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Debt Securities issued by a Person other than Holdings, the Company, the Issuers or any Subsidiary, are made to the knowledge of the Grantors;
(c)    except for the security interests granted hereunder, or referenced under any other Security Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens not prohibited by Section 4.12 of the Indenture and transfers made in compliance with the Indenture, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens not prohibited by Section 4.12 of the Indenture and transfers made in compliance with the Indenture, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Security Documents and Liens not prohibited by Section 4.12 of the Indenture), however arising, of all Persons whomsoever;
(d)    except for restrictions and limitations imposed by the Note Documents or securities laws generally, the Pledged Equity Interests and, to the extent issued by Holdings, the Company, the Issuers or any of their Subsidiaries, the Pledged Debt Securities are and will continue to be freely transferable and assignable, and none of the Pledged Equity Interests and, to the extent issued by Holdings, the Company, the Issuers or any of their Subsidiaries, the Pledged Debt Securities are or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Notes Collateral Agent of rights and remedies hereunder;
(e)    each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and

(f)    by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Notes Collateral Agent (or prior to the Discharge of Credit Agreement Obligations, the Bank Collateral Agent (acting as gratuitous bailee for perfection)) in accordance with this Agreement, the Notes Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations.
SECTION 2.04.    Limitations on Pledged Collateral.
(a)    Upon registration of any series of Notes pursuant to the Registration Rights Agreement, the Capital Stock and other securities of an Affiliate of the Issuers will constitute Collateral only to the extent that the pledge of such Capital Stock and other securities in respect of such series of Notes or any other series of SEC-registered secured debt securities of Denali and its Subsidiaries will not result in the requirement to file separate financial statements of such Affiliate with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Affiliate of the Issuers due to the fact that such Affiliate’s Capital Stock or other securities secure any series of Notes or any other series of SEC-registered secured debt securities of Denali and its Subsidiaries, then the Capital Stock or other securities of such Affiliate will automatically be deemed not to be part of the Collateral securing the Notes but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence. In such event, this Agreement and the other Security Documents may be amended or modified, without the consent of any Holder of any series of Notes, to the extent necessary to exclude such shares of Capital Stock or other securities that are so deemed to not constitute part of the Collateral.
(b)    In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Affiliate’s Capital Stock or other securities to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Affiliate, then the Capital Stock of such Affiliate will automatically be deemed to be a part of the Collateral. In such event, this Agreement and the other Security Documents may be amended or modified, without the consent of any Holder of any series of Notes, to the extent necessary to add such shares of Capital Stock or other securities that are so deemed to constitute part of the Collateral.
SECTION 2.05.    Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors of its intent to exercise such rights, the Notes Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the

Notes Collateral Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Notes Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. If an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors of its intent to exercise such rights, the Notes Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.
SECTION 2.06.    Voting Rights; Dividends and Interest.
Subject to the terms of any applicable Intercreditor Agreement, unless and until an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors that their rights under this Section 2.06 are being suspended:
(i)    each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Note Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Notes Collateral Agent or the other Secured Parties under this Agreement or any other Note Document or the ability of the Secured Parties to exercise the same;
(ii)    the Notes Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section;
(iii)    each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Note Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Notes Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Notes

Collateral Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer).
Subject to the terms of any applicable Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Notes Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Notes Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer). Any and all money and other property paid over to or received by the Notes Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Notes Collateral Agent in an account to be established by the Notes Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Issuers have delivered to the Notes Collateral Agent an Officer’s Certificate to that effect, the Notes Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.
Subject to the terms of any applicable Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Notes Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless the Notes Collateral Agent is otherwise directed in accordance with the provisions of the Indenture, the Notes Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Issuers have delivered to the Notes Collateral Agent an Officer’s Certificate to that effect, all rights vested in the Notes Collateral Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06.
Any notice given by the Notes Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph

(a)(iii) in part without suspending all such rights (as specified by the Notes Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Notes Collateral Agent rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
SECTION 2.07.    Certain Agreements of Grantors as Holders of Equity Interests. In the case of each Grantor which is a general partner or limited partner in a partnership, a member in a limited liability company or such other equity holder in any other entity, to the extent required by any applicable organizational documents of such partnership, limited liability company or entity, such Grantor hereby consents to the transfer, only upon a foreclosure, of any applicable Pledged Equity Interests to the Notes Collateral Agent or its nominee and to the substitution of the Notes Collateral Agent or its nominee as a substituted partner, member or other equity holder in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner, member or other equity holder, as the case may be and shall use reasonable efforts to effect such substitution of the Notes Collateral Agent or its nominee.
ARTICLE III

Security Interests in Personal Property
SECTION 3.01.    Security Interest.
As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(I)    all Accounts;
(II)    all Chattel Paper;
(III)    all Cash and Deposit Accounts;
(IV)    all Documents;
(V)    all Equipment;
(VI)    all General Intangibles, including all Intellectual Property;
(VII)    all Instruments;
(VIII)    all Inventory;
(IX)    all other Goods and Fixtures;
(X)    all Investment Property;

(XI)    all Letter-of-Credit Rights;
(XII)    all Commercial Tort Claims specifically described on Schedule IV hereto, as such schedule may be supplemented from time to time pursuant to Section 3.04(d);
(XIII)    all books and records pertaining to the Article 9 Collateral; and
(XIV)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that in no event shall the Security Interest attach to (A) any Excluded Assets and (B) the Excluded Equity Interests (it being understood that, to the extent the Security Interest shall not have attached to any such asset as a result of clauses (A) and (B) above, the term “Article 9 Collateral” shall not include any such asset).
Each Grantor hereby irrevocably agrees to file at its own expense in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in the manner that such Grantor reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, and the type of organization of such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to promptly deliver a file-stamped copy of each such financing statement or other evidence of filing made pursuant to this Agreement to the Notes Collateral Agent.
Each Grantor agrees to file or cause to be filed with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of Patents, Trademarks or Copyrights granted by each Grantor and naming any Grantor or the Grantors as debtors and the Notes Collateral Agent as secured party. No Grantor shall be required to complete any filings or other action with respect to the perfection of the Security Interests created hereby in any Intellectual Property subsisting in any jurisdiction outside of the United States.
The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Notes Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
SECTION 3.02.    Representations and Warranties. The Grantors jointly and severally represent and warrant to the Notes Collateral Agent, for the benefit of the Secured Parties, that:

(a)    Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Notes Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)    The Information Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Effective Date (except that the information therein with respect to the exact legal name of each Grantor shall be true and correct in all respects). The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by each Grantor based upon the information provided to the Notes Collateral Agent in the Information Certificate for filing by such Grantor in each governmental, municipal or other office specified in Schedule 2 to the Information Certificate (or specified by notice from the Issuers to the Notes Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 4.19 of the Indenture), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof). The Grantors represent and warrant that one or more fully executed Patent Security Agreement(s), Trademark Security Agreement(s) and Copyright Security Agreement(s), in each case containing a description of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing), as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been prepared for recording with the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205

and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof).
(c)    The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to the filings described in paragraph (b) of this Section 3.02, a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period after the date hereof pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period after the date hereof pursuant to 17 U.S.C. § 205.
(d)    Subject to the terms of any applicable Intercreditor Agreement, the Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens not prohibited by Section 4.12 of the Indenture. The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens not prohibited by Section 4.12 of the Indenture. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens not prohibited by Section 4.12 of the Indenture.

SECTION 3.03.    Covenants.
(a)Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Notes Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to the Security Documents and Section 4.12 of the Indenture, subject to the rights of such Grantor under Section 12.02 of the Indenture and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.
(b)Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may from time to time be necessary or as the Notes Collateral Agent may reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith; provided that the Notes Collateral Agent shall have no obligation to make any such request. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than $50,000,000 owed to the applicable Grantor by any Person), such note or instrument shall be promptly (but in any event within 60 days of receipt by such Grantor or such longer period as the Bank Collateral Agent may agree in its reasonable discretion) pledged and delivered to the Notes Collateral Agent (or prior to the Discharge of Credit Agreement Obligations, the Bank Collateral Agent), for the benefit of the Secured Parties, together with an undated instrument of transfer duly executed in blank.
(c)In the event that any such Grantor, whether by acquisition, assignment, filing or otherwise, acquires any right in Intellectual Property (including, without limitation, continuation-in-part patent applications) after the date hereof (collectively, the “After-Acquired Intellectual Property”), such After-Acquired Intellectual Property shall automatically be included as part of the Collateral and shall be subject to the terms and conditions of this Agreement.  Promptly upon the end of each fiscal quarter, but no later than 10 business days therefrom, such Grantor shall (i) provide the Notes Collateral Agent an updated Schedule III identifying the After-Acquired Intellectual Property issued by, registered with or filed in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, acquired during such fiscal quarter; and (ii) promptly after providing such updated Schedule III execute and file with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, supplements to Exhibits II, III or IV, as applicable, to record the grant of the security interest hereunder in such After-Acquired Intellectual Property.  As soon as practicable upon each such filing and recording, such Grantor shall deliver to the Notes Collateral

Agent true and correct copies of the relevant documents, instruments and receipts evidencing such filing and recording.
(d)Subject to the terms of any applicable Intercreditor Agreement, if an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors of its intent to exercise such rights, at its option, the Notes Collateral Agent may but shall have no obligation to discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 4.12 of the Indenture, and may but shall have no obligation to pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture, this Agreement or any other Note Document and within a reasonable period of time after the Notes Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Notes Collateral Agent, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Notes Collateral Agent pursuant to the foregoing authorization; provided that nothing in this clause (d) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Notes Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Note Documents.
(e)Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Article 9 Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Notes Collateral Agent and the other Secured Parties from and against any and all liability for such performance.
(f)It is understood that no Grantor shall be required by this Agreement to perfect the security interests created hereunder by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) in respect of registered Intellectual Property (provided that, with respect to Licenses, such filings shall be limited to exclusive Copyright Licenses under which such Grantor is a licensee) and (iii) in the case of Collateral that constitutes Tangible Chattel Paper, Pledged Securities, Instruments, Certificated Securities or Negotiable Documents, delivery thereof to the Bank Collateral Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment). No Grantor shall be required to deliver control agreements or other control or similar arrangements with respect to Deposit Accounts and other bank or securities or commodities accounts or any other assets requiring perfection by control agreements.
(g)Each Grantor irrevocably makes, constitutes and appoints the Notes Collateral Agent (and all officers, employees or agents designated by the Notes Collateral

Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, subject to the terms of any applicable Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice to the Issuers of its intent to exercise such rights, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Notes Collateral Agent may (but shall in no event be required to), without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Notes Collateral Agent reasonably deems advisable. All sums disbursed by the Notes Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Notes Collateral Agent and shall be additional Secured Obligations secured hereby.
SECTION 3.04.    Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Notes Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
(a)    Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than Instruments with a face amount of less than $50,000,000 and other than checks to be deposited in the ordinary course of business), such Grantor shall promptly (but in any event within 60 days of receipt by such Grantor or such longer period as the Bank Collateral Agent may agree in its reasonable discretion) endorse, assign and deliver the same to the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent), accompanied by undated instruments of transfer or assignment duly executed in blank.
(b)    Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent), accompanied by undated instruments of transfer or assignment duly executed in blank.
(c)    Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with an aggregate face amount in excess of $50,000,000 now or hereafter issued in favor of such Grantor that is not a Supporting Obligation with respect to any of the Collateral, such Grantor shall promptly notify the Notes Collateral Agent thereof and, if requested by the Bank Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Bank Collateral Agent, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Notes Collateral Agent (or prior to Discharge of

Credit Agreement Obligations, the Bank Collateral Agent) of the proceeds of any drawing under such letter of credit or (ii) use commercially reasonable efforts to arrange for the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent) to become the transferee beneficiary of such letter of credit, with the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent) agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing. No actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement.
(d)    Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $50,000,000, such Grantor shall promptly notify the Notes Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV shall be deemed to be supplemented to include such description of such commercial tort claim as set forth in such writing.
(e)    Limitations on Perfection. Notwithstanding anything herein to the contrary, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of any Foreign Subsidiary and foreign Intellectual Property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no Security Document (or other security agreements or pledge agreements) governed under the laws of any non-U.S. jurisdiction).
SECTION 3.05.    Covenants Regarding Patent, Trademark and Copyright Collateral.
Except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees (i) to maintain the validity and enforceability of any registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in full force and effect and (ii) to pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application, now or hereafter included in the Intellectual Property of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

Except as could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).
Except where failure to do so could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.
Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property to the extent permitted in accordance with the provisions of the Indenture if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.
SECTION 3.06.    Information Regarding Collateral. Each Grantor will (a) furnish to the Notes Collateral Agent promptly (and in any event within 60 days or such longer period as reasonably agreed to by the Bank Collateral Agent) written notice of any change (i) in any Grantor’s legal name (as set forth in its certificate of organization or like document) or (ii) in the jurisdiction of incorporation or organization of Grantor or in the form of its organization, and (b) take all actions, including all filings within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Notes Collateral Agent, for the benefit of the Secured Parties to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral with the priority described herein.
ARTICLE IV
Remedies
SECTION 4.01.    Remedies upon Default. Subject to the terms of any applicable Intercreditor Agreement, if an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors of its intent to exercise such rights, each Grantor agrees to deliver, on demand, each item of Collateral to the Notes Collateral Agent or any Person designated by the Notes Collateral Agent, and it is agreed that the Notes Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Notes Collateral Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Notes Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without demand for performance but with notice (which need not be prior notice), to take possession of the Article 9 Collateral and the Pledged Collateral and without liability for trespass to enter any premises where the Article 9 Collateral or the Pledged Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and the Pledged Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Notes Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Notes Collateral Agent shall deem appropriate. The Notes Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Notes Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
Subject to the terms of any applicable Intercreditor Agreement, the Notes Collateral Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Notes Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Notes Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Notes Collateral Agent may (in its sole and absolute discretion) determine. The Notes Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Notes Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Notes Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Notes Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Notes Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Notes Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Notes Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
SECTION 4.02.    Application of Proceeds. Subject to the terms of any applicable Intercreditor Agreement, the Notes Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:
FIRST, to the payment of all costs, fees and expenses incurred by or owed to the Notes Collateral Agent and Trustee in connection with such collection or sale or otherwise in connection with this Agreement, any other Note Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Notes Collateral Agent hereunder or under any other Note Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Note Document;
SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and
THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Notes Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Notes Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Notes Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Notes Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
SECTION 4.03.    Grant of License to Use Intellectual Property. For the purpose of enabling the Notes Collateral Agent to exercise rights and remedies under this Agreement, and in accordance with any applicable Intercreditor Agreement, each Grantor, solely during the continuance of an Event of Default, grants to the Notes Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, in each case subject to any Grantor’s reasonable security policies and obligations of confidentiality, to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any requirements of law; provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Notes Collateral Agent may only be exercised, at the option of the Notes Collateral Agent, during the continuation of an Event of Default; provided further that any license, sublicense or other transaction entered into by the Notes Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
SECTION 4.04.    Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder in accordance with any applicable Intercreditor Agreement. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Notes Collateral Agent if the Notes Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Notes Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Notes Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Notes Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Notes Collateral Agent has determined that such a registration is not required by any Requirement of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Notes Collateral Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Notes Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Notes Collateral Agent sells.
ARTICLE V
Miscellaneous
SECTION 5.01.    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Company as provided in Section 13.02 of the Indenture.
The Notes Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Notes Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If any Grantor elects to give the Notes Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Notes Collateral Agent in its discretion elects to act upon such instructions, the Notes Collateral Agent’s understanding of such instructions shall be deemed controlling. The Notes Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Notes Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Grantors agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Notes Collateral Agent, including without limitation the risk of the Notes Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.
SECTION 5.02.    Waivers; Amendment.
No failure or delay by the Notes Collateral Agent or any Lender in exercising any right or power hereunder or under any other Note Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Notes Collateral

Agent and the other Secured Parties hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.
Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Notes Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article 9 of the Indenture.
SECTION 5.03.    Notes Collateral Agent’s Fees and Expenses; Indemnification.
Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Notes Collateral Agent for its fees and expenses incurred hereunder (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Notes Collateral Agent in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Secured Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Agreement, in each case, as provided for in Section 7.07 of the Indenture.
Without limitation of its indemnification obligations under the other Note Documents, each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Notes Collateral Agent against, and hold the Notes Collateral Agent harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for the Notes Collateral Agent, incurred by or asserted against the Notes Collateral Agent by any third party or by Holdings or any Subsidiary of Holdings arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary of Holdings and regardless of whether the Notes Collateral Agent is a party thereto; provided that such indemnity shall not, as to the Notes Collateral Agent, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Notes Collateral Agent.
To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against the Notes Collateral Agent (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to the Notes Collateral Agent, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Notes Collateral Agent, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Note Document or any agreement or instrument contemplated thereby, the Transactions, or the use of the proceeds thereof.
The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Note Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, the Notes Collateral Agent shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that the Notes Collateral Agent was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Secured Obligations.
SECTION 5.04.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Notes Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
SECTION 5.05.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in this Agreement or any other Note Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Note Documents, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Notes Collateral Agent or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty under any Note Document, and shall continue in full force and effect until such time as all the Secured Obligations (excluding contingent obligations not yet due) have been paid in full in cash.
SECTION 5.06.    Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Notes Collateral Agent and a counterpart hereof shall have been executed on behalf of the Notes Collateral Agent, and thereafter shall be binding upon such Grantor and the Notes Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Notes Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
SECTION 5.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.
SECTION 5.08.    Effectiveness of Reorganization and Reaffirmation of Collateral. New Dell International shall have no rights or obligations hereunder until the consummation of the Reorganization, and any representations and warranties of New Dell International hereunder shall not become effective until such time. Upon the consummation of the Reorganization, New Dell International shall succeed to all the rights and obligations of Dell International under this Agreement and all representations and warranties of New Dell International shall become effective as of such time, without any further action by any Person.
SECTION 5.09.    Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent.
This Agreement shall be construed in accordance with and governed by the law of the State of New York.
Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Notes Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.
Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in any Note Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Each Grantor hereby irrevocably designates, appoints and empowers the Company and the Issuers as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.
SECTION 5.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
SECTION 5.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 5.12.    Security Interest Absolute. All rights of the Notes Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Note Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.
SECTION 5.13.    Termination or Release.
This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the Secured Obligations (other than contingent obligations not yet due) have been paid in full in cash.

The Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 12.02 of the Indenture. A Subsidiary shall also be released from its obligations under this Agreement at the time or times and in the manner set forth in Section 12.02 of the Indenture.
In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Notes Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Notes Collateral Agent pursuant to this Section shall be without recourse to or warranty by the Notes Collateral Agent.
SECTION 5.14.    Additional Grantors. Pursuant to the Indenture, additional Subsidiaries of Covenant Parent may or may be required to become Grantors after the date hereof. Upon execution and delivery by the Notes Collateral Agent and such Subsidiary of Covenant Parent of a Supplement, any such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary of Covenant Parent as a party to this Agreement.
SECTION 5.15.    Notes Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Notes Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Notes Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Notes Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and notice by the Notes Collateral Agent to the Issuers of its intent to exercise such rights, with full power of substitution either in the Notes Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Notes Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Notes Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Notes Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Notes Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Notes Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.
SECTION 5.16.    Intercreditor Agreements Govern. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Notes Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Notes Collateral Agent hereunder are subject to the provisions of any applicable Intercreditor Agreement. In the event of any conflict between the terms of any applicable Intercreditor Agreements and this Agreement, the terms of such Intercreditor Agreement shall govern.
SECTION 5.17.    Concerning the Notes Collateral Agent.
Beyond the exercise of reasonable care in the custody thereof, the Notes Collateral Agent shall have no duty as to the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Notes Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith.
The Notes Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Notes Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
In no event shall the Notes Collateral Agent be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Notes Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
For the avoidance of doubt, in furtherance of, and not if limitation of the foregoing, the parties hereto hereby acknowledge that all of the rights, privileges, protections, indemnities and immunities afforded the Notes Collateral Agent and the Trustee under the Indenture are hereby incorporated herein by reference and are extended to, and shall be enforceable by, the Notes Collateral Agent as if set forth herein in full.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
DELL INTERNATIONAL L.L.C.

By: /s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice President and Assistant Secretary

EMC CORPORATION

By: /s/ Janet B. Wright
Name: Janet B. Wright
Title: Senior Vice President and Assistant Secretary

DENALI INTERMEDIATE INC.

By: /s/ Janet B. Wright
Name: Janet B. Wright

Title:	Vice President and Assistant Secretary

DELL INC.

By: /s/ Janet B. Wright
Name: Janet B. Wright

Title:	Vice President and Assistant Secretary

[Signature page to Security Agreement]

Upon and as a result of the consummation of the Reorganization, the undersigned confirms that it will assume all of the rights and obligations of Dell International L.L.C. under this Agreement (in furtherance of, and not in lieu of, any assumption or deemed assumption as a matter of law).
NEW DELL INTERNATIONAL LLC, which, upon the consummation of the Reorganization shall be renamed “Dell International L.L.C.”
By: DELL INC., its Sole Member
By:     /s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice President and Assistant
Secretary

[Signature page to Security Agreement]

AELITA SOFTWARE CORPORATION
ASAP SOFTWARE EXPRESS, INC.
AVENTAIL LLC
BAKBONE SOFTWARE INC.
CREDANT TECHNOLOGIES INTERNATIONAL, INC.
CREDANT TECHNOLOGIES, INC.
DELL AMERICA LATINA CORP.
DELL COLOMBIA INC.
DELL COMPUTER HOLDINGS L.P.
DELL DFS CORPORATION
DELL FEDERAL SYSTEMS CORPORATION
DELL FEDERAL SYSTEMS GP L.L.C.
DELL FEDERAL SYSTEMS L.P.
DELL FEDERAL SYSTEMS LP L.L.C.
DELL GLOBAL HOLDINGS L.L.C.
DELL MARKETING CORPORATION
DELL MARKETING GP L.L.C.
DELL MARKETING L.P.
DELL MARKETING LP L.L.C.
DELL PRODUCTS CORPORATION
DELL PRODUCTS GP L.L.C.
DELL PRODUCTS L.P.
DELL PRODUCTS LP L.L.C.
DELL RECEIVABLES CORPORATION
DELL RECEIVABLES GP L.L.C.
DELL RECEIVABLES L.P.
DELL RECEIVABLES LP L.L.C.
DELL REVOLVER FUNDING L.L.C.
DELL SOFTWARE INC.
DELL SYSTEMS CORPORATION
DELL USA CORPORATION
DELL USA GP L.L.C.
DELL USA L.P.
DELL USA LP L.L.C.

By: /s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice President and Assistant Secretary

[Signature page to Security Agreement]

DELL WORLD TRADE CORPORATION
DELL WORLD TRADE GP L.L.C.
DELL WORLD TRADE L.P.
DELL WORLD TRADE LP L.L.C.
DENALI FINANCE CORP.
ENSTRATIUS, INC.
FORCE10 NETWORKS GLOBAL, INC.
FORCE10 NETWORKS INTERNATIONAL, INC.
FORCE10 NETWORKS, INC.
LICENSE TECHNOLOGIES GROUP, INC.
PRSM CORPORATION
PSC GP CORPORATION
PSC HEALTHCARE SOFTWARE, INC.
PSC LP CORPORATION
PSC MANAGEMENT LIMITED PARTNERSHIP
QUEST HOLDING COMPANY, LLC
QUEST SOFTWARE PUBLIC SECTOR, INC.
SCRIPTLOGIC CORPORATION
STATSOFT, INC.
STATSOFT HOLDINGS, INC.
WYSE TECHNOLOGY L.L.C.

By: /s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice President and Assistant Secretary

[Signature page to Security Agreement]

CONFIGURESOFT INTERNATIONAL HOLDINGS, INC.
DATA GENERAL INTERNATIONAL, INC.
EMC INVESTMENT CORPORATION
EMC PUERTO RICO, INC.
EVOLUTIONARY CORPORATION
IOMEGA LATIN AMERICA, INC.
MOZY, INC.
WOODLAND STREET PARTNERS, INC.

By: /s/ Janet B. Wright
Name: Janet B. Wright
Title: Senior Vice President and Assistant Secretary

[Signature page to Security Agreement]

DCC EXECUTIVE SECURITY INC.
DELL PRODUCT AND PROCESS INNOVATION SERVICES CORP.
DELL PROTECTIVE SERVICES INC.

By: /s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice President and Secretary

[Signature page to Security Agreement]

DELL REVOLVER COMPANY L.P.

By: DELL REVOLVER GP L.L.C., its General Partner

By: /s/ Janet B. Wright
Name: Janet B. Wright
Title:     Vice President and Assistant Secretary

[Signature page to Security Agreement]

DELL REVOLVER GP L.L.C.

By: /s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice President and Assistant
Secretary

[Signature page to Security Agreement]

900 WEST PARK DRIVE LLC
EMC CLOUD SERVICES LLC
EMC SOUTH STREET INVESTMENTS LLC
FLANDERS ROAD HOLDINGS LLC
IOMEGA LLC
IWAVE SOFTWARE, LLC
MAGINATICS LLC
NBT INVESTMENT PARTNERS LLC
NEWFOUND INVESTMENT PARTNERS LLC
SCALEIO LLC

By: EMC CORPORATION, its Member

By: /s/ Janet B. Wright
Name: Janet B. Wright
Title:     Senior Vice President and Assistant
Secretary

[Signature page to Security Agreement]

SPANNING CLOUD APPS LLC

By: MOZY, INC., its Member

By: /s/ Janet B. Wright
Name: Janet B. Wright

Title:	Senior Vice President and Assistant Secretary

[Signature page to Security Agreement]

EMC IP HOLDING COMPANY LLC

By: DENALI INTERMEDIATE INC., its Member

By: /s/ Janet B. Wright
Name: Janet B. Wright

Title:	Vice President and Assistant Secretary

[Signature page to Security Agreement]

DELL FINANCIAL SERVICES L.L.C.

By: /s/ Tyler Johnson
Name: Tyler Johnson
Title:     Vice President and Treasurer

[Signature page to Security Agreement]

DELL SERVICES FEDERAL GOVERNMENT, INC.
DELL SYSTEMS COMMUNICATIONS SERVICES, INC.

By: /s/ George C. Newstrom
Name: George C. Newstrom
Title: President

[Signature page to Security Agreement]

TRANSACTION APPLICATIONS GROUP, INC.

By: /s/ Rohit Puri
Name: Rohit Puri
Title:     President

[Signature Page to Security Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent
By:     /s/ Teresa Petta
    Name: Teresa Petta
    Title: Vice President

[Signature Page to Security Agreement]

Schedule I to the
Security Agreement
GRANTORS

Name	Jurisdiction of Formation
Denali Finance Corp.	Delaware
Aelita Software Corporation	Delaware
ASAP Software Express, Inc.	Illinois
Aventail LLC	Delaware
BakBone Software Inc.	California
Credant Technologies International, Inc.	Delaware
Credant Technologies, Inc.	Delaware
DCC Executive Security Inc.	Delaware
Dell America Latina Corp.	Delaware
Dell Colombia Inc.	Delaware
Dell Computer Holdings L.P.	Texas
Dell DFS Corporation	Delaware
Dell Federal Systems Corporation	Delaware
Dell Federal Systems GP L.L.C.	Delaware
Dell Federal Systems L.P.	Texas
Dell Federal Systems LP L.L.C.	Delaware
Dell Financial Services L.L.C.	Delaware
Dell Global Holdings L.L.C.	Delaware
Dell Marketing Corporation	Delaware
Dell Marketing GP L.L.C.	Delaware
Dell Marketing L.P.	Texas
Dell Marketing LP L.L.C.	Delaware
Dell Product and Process Innovation Services Corp.	Delaware
Dell Products Corporation	Delaware
Dell Products GP L.L.C.	Delaware
Dell Products L.P.	Texas
Dell Products LP L.L.C.	Delaware
Dell Protective Services Inc.	Delaware
Dell Receivables Corporation	Delaware
Dell Receivables GP L.L.C.	Delaware
Dell Receivables L.P.	Texas
Dell Receivables LP L.L.C.	Delaware
Dell Revolver Company L.P.	Delaware
Dell Revolver Funding L.L.C.	Nevada
Dell Revolver GP L.L.C.	Delaware

II-1

Dell Services Federal Government, Inc.	Virginia
Dell Software Inc.	Delaware
Dell Systems Communications Services, Inc.	Delaware
Dell USA Corporation	Delaware
Dell USA GP L.L.C.	Delaware
Dell USA L.P.	Texas
Dell USA LP L.L.C.	Delaware
Dell World Trade Corporation	Delaware
Dell World Trade GP L.L.C.	Delaware
Dell World Trade L.P.	Texas
Dell World Trade LP L.L.C.	Delaware
Enstratius, Inc.	Delaware
Force10 Networks Global, Inc.	Delaware
Force10 Networks International, Inc.	Delaware
Force10 Networks, Inc.	Delaware
License Technologies Group, Inc.	Delaware
Dell Systems Corporation	Texas
PrSM Corporation	Tennessee
PSC GP Corporation	Delaware
PSC Healthcare Software, Inc.	Delaware
PSC LP Corporation	Delaware
PSC Management Limited Partnership	Texas
Quest Holding Company, LLC	California
Quest Software Public Sector, Inc.	Delaware
ScriptLogic Corporation	Delaware
StatSoft, Inc.	Delaware
StatSoft Holdings, Inc.	Delaware
Transaction Applications Group, Inc.	Nebraska
Wyse Technology L.L.C.	Delaware
EMC South Street Investments LLC	Delaware
Newfound Investment Partners LLC	Delaware
Flanders Road Holdings LLC	Delaware
900 West Park Drive LLC	Delaware
Configuresoft International Holdings, Inc.	Delaware
Woodland Street Partners, Inc.	Delaware
EMC Puerto Rico, Inc.	Delaware
EMC Investment Corporation	Delaware
Data General International, Inc.	Delaware
Maginatics LLC	Delaware
Evolutionary Corporation	Delaware
iWAVE Software, LLC	Texas

I-2

ScaleIO LLC	Delaware
Iomega LLC	Delaware
Iomega Latin America, Inc.	Delaware
Spanning Cloud Apps LLC	Delaware
Mozy, Inc.	Delaware
EMC Cloud Services LLC	Delaware
NBT Investment Partners LLC	Delaware
EMC IP Holding Company LLC	Delaware

I-3

Schedule II to the
l Agreement
PLEDGED EQUITY INTERESTS
Schedule 4 of the Information Certificate is herein incorporated by reference.

PLEDGED DEBT SECURITIES
Schedule 5 of the Information Certificate is herein incorporated by reference.

II-1

Schedule III to the
Security Agreement
U.S. COPYRIGHTS
Schedule 7(c) of the Information Certificate is incorporated herein by reference.

III-1

Schedule III to the
Security Agreement
LICENSES

Schedule 7(d) of the Information Certificate is incorporated herein by reference.

III-2

Schedule III to the
Security Agreement
PATENTS

Schedule 7(a) of the Information Certificate is incorporated herein by reference

III-1

Schedule III to the
Security Agreement
TRADEMARK/TRADE NAMES
Schedule 7(b) of the Information Certificate is incorporated herein by reference.

III-2

Schedule IV to the
Security Agreement
COMMERCIAL TORT CLAIMS
Schedule 8 of the Information Certificate is incorporated herein by reference.

IV-1

Exhibit I to the
Security Agreement
SUPPLEMENT NO. __ dated as of [ ] (this “Supplement”), to the Security Agreement, dated as of [ ], 2016 (the “Security Agreement”), among DELL INTERNATIONAL L.L.C., EMC CORPORATION, NEW DELL INTERNATIONAL LLC (which, upon the consummation of the Reorganization (as defined below) shall be renamed “Dell International L.L.C.”), DENALI INTERMEDIATE INC., DELL INC., the other GRANTORS from time to time party thereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent (in such capacity, the “Notes Collateral Agent”).
A.    Reference is made to (a) the Indenture dated as of June 1, 2016 among Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”, which, in connection with the Dell-EMC Merger, has merged with and into Dell International L.L.C., a Delaware limited liability company (“Dell International”), with Dell International continuing as the surviving corporation and which, following the consummation of the Dell-EMC Merger, on or about the Business Day following the Effective Date, will merge with and into New Dell International LLC, a Delaware limited liability company (“New Dell International”), with New Dell International continuing as the surviving corporation), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2”, which, in connection with the Dell-EMC Merger, has merged with and into EMC Corporation, a Massachusetts corporation (“EMC”), with EMC continuing as the surviving corporation), and The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee on behalf of the holders (the “Holders”) of the Notes and Notes Collateral Agent (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”) and (b) the Security Agreement dated as of [ ], 2016 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuers, the other grantors from time to time party thereto and the Notes Collateral Agent.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Security Agreement, as applicable.
C.    Section 5.14 of the Security Agreement provides that additional Subsidiaries of Covenant Parent may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor under the Security Agreement as consideration for Notes previously issued pursuant to the Indenture.
Accordingly, the Notes Collateral Agent and the New Grantor agree as follows:
SECTION 1.    In accordance with Section 5.14 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the

Exhibit I-1

foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Grantor’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral (as each such term is defined in the Security Agreement). Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor.
SECTION 2.    The New Grantor represents and warrants to the Notes Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.
SECTION 3.    This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Grantor when a counterpart hereof executed on behalf of the New Grantor shall have been delivered to the Notes Collateral Agent and a counterpart hereof shall have been executed on behalf of the Notes Collateral Agent, and thereafter shall be binding upon the New Grantor and the Notes Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Grantor, the Notes Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the New Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Security Agreement and the Indenture.
SECTION 4.    The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office, (b) Schedule II sets forth a true and complete list, with respect to the New Grantor, of (i) all the Equity Interests owned by the New Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Grantor and (ii) all the Pledged Debt Securities owned by the New Grantor and (c) Schedule III attached hereto sets forth, as of the date hereof, (i) all of the New Grantor’s Patents constituting Article 9 Collateral, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent owned by the New Grantor, (ii) all of the New Grantor’s Trademarks constituting Article 9 Collateral, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark owned by the New Grantor, and (iii) all of the New Grantor’s Copyrights constituting Article 9 Collateral, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Grantor, and (d) Schedule IV attached hereto sets forth, as of the date hereof, each

Exhibit I-2

Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Grantor seeking damages in an amount of $50,000,000 or more.
SECTION 5.    Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
SECTION 6.    This Supplement shall be construed in accordance with and governed by the laws of the State of New York.
SECTION 7.    Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.
SECTION 8.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Security Agreement.
SECTION 9.    The New Grantor agrees to reimburse the Notes Collateral Agent for its fees and expenses incurred hereunder and under the Security Agreement.
SECTION 10.    The recitals contained herein shall be taken as the statements of the New Grantor and the Notes Collateral Agent assumes no responsibility for their correctness. The Notes Collateral Agent makes no representations as to the validity or sufficiency of this Supplement to the Security Agreement.
IN WITNESS WHEREOF, the New Grantor and the Notes Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.
[NAME OF NEW GRANTOR],
By:    ________________________________
    Name:
    Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY,
as Notes Collateral Agent
By:    ________________________________
    Name:
    Title:

Exhibit I-3

Schedule I
to Supplement No. __ to the
Security Agreement

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II
to Supplement No. __ to the
Security Agreement
PLEDGED EQUITY INTERESTS

Grantor	Issuer	Certificated / Uncertificated	Number of Equity Interests	Percentage of Ownership	Percentage Pledged

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III
to Supplement No. __ to the
Security Agreement
INTELLECTUAL PROPERTY

Schedule IV
to Supplement No. __ to the
Security Agreement
COMMERCIAL TORT CLAIMS

Exhibit II
to the Security Agreement
COPYRIGHT SECURITY AGREEMENT dated as of [ ], 20[ ] (this “Agreement”), among [ ] (the “Grantor”) and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (in such capacity, the “Notes Collateral Agent”).
Reference is made to (a) the Indenture dated as of June 1, 2016 among Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”, which, in connection with the Dell-EMC Merger, has merged with and into Dell International L.L.C., a Delaware limited liability company (“Dell International”), with Dell International continuing as the surviving corporation and which, following the consummation of the Dell-EMC Merger, on or about the Business Day following the Effective Date, will merge with and into New Dell International LLC, a Delaware limited liability company (“New Dell International”), with New Dell International continuing as the surviving corporation), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2”, which, in connection with the Dell-EMC Merger, has merged with and into EMC Corporation, a Massachusetts corporation (“EMC”), with EMC continuing as the surviving corporation), and The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee on behalf of the holders (the “Holders”) of the Notes (as defined below) and Notes Collateral Agent (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”) and (b) the Security Agreement dated as of [ ], 2016 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuers, the other grantors from time to time party thereto and the Notes Collateral Agent. The Grantors are Affiliates of the Issuers and will derive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Notes and each is, therefore, willing to enter into this Agreement. Accordingly, the parties hereto agree as follows:
SECTION 1.    Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Indenture, as applicable. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.
SECTION 2.    Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Copyrights now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I, and any exclusive Copyright Licenses under which such Grantor is a licensee, including those listed on Schedule II (collectively, the “Copyright Collateral”).
SECTION 3.    Security Agreement. The Security Interest granted to the Notes Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Notes Collateral Agent pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and

Exhibit II-1

provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
SECTION 4.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
SECTION 5.    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Remainder of this page intentionally left blank]

Exhibit II-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
[ ],
By:
    Name:
    Title:

Exhibit II-3

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent,
By:
    Name:
    Title:

Exhibit II-4

Schedule I

Schedule II

Exhibit III to the
Security Agreement
PATENT SECURITY AGREEMENT dated as of [ ], 20[ ] (this “Agreement”), among [ ] (the “Grantor”) and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (in such capacity, the “Notes Collateral Agent”).
Reference is made to (a) the Indenture dated as of June 1, 2016 among Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”, which, in connection with the Dell-EMC Merger, has merged with and into Dell International L.L.C., a Delaware limited liability company (“Dell International”), with Dell International continuing as the surviving corporation and which, following the consummation of the Dell-EMC Merger, on or about the Business Day following the Effective Date, will merge with and into New Dell International LLC, a Delaware limited liability company (“New Dell International”), with New Dell International continuing as the surviving corporation), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2”, which, in connection with the Dell-EMC Merger, has merged with and into EMC Corporation, a Massachusetts corporation (“EMC”), with EMC continuing as the surviving corporation), and The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee on behalf of the holders (the “Holders”) of the Notes (as defined below) and Notes Collateral Agent (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”) and (b) the Security Agreement dated as of [ ], 2016 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuers, the other grantors from time to time party thereto and the Notes Collateral Agent. The Grantors are Affiliates of the Issuers and will derive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Notes and each is, therefore, willing to enter into this Agreement. Accordingly, the parties hereto agree as follows:
SECTION 1.    Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Indenture, as applicable. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.
SECTION 2.    Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Patents now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Patent Collateral”).
SECTION 3.    Security Agreement. The Security Interest granted to the Notes Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Notes Collateral Agent pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and

Exhibit III-1

provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
SECTION 4.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
SECTION 5.    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Remainder of this page intentionally left blank]

Exhibit III-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
[ ],
By:
    Name:
    Title:

Exhibit III-3

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent,
By:
    Name:
    Title:

Exhibit III-4

Schedule I

Exhibit IV to the
Security Agreement
TRADEMARK SECURITY AGREEMENT dated as of [ ], 20[  ] (this “Agreement”), among [ ] (the “Grantor”) and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (in such capacity, the “Notes Collateral Agent”).
Reference is made to (a) the Indenture dated as of June 1, 2016 among Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”, which, in connection with the Dell-EMC Merger, has merged with and into Dell International L.L.C., a Delaware limited liability company (“Dell International”), with Dell International continuing as the surviving corporation and which, following the consummation of the Dell-EMC Merger, on or about the Business Day following the Effective Date, will merge with and into New Dell International LLC, a Delaware limited liability company (“New Dell International”), with New Dell International continuing as the surviving corporation), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2”, which, in connection with the Dell-EMC Merger, has merged with and into EMC Corporation, a Massachusetts corporation (“EMC”), with EMC continuing as the surviving corporation), and The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee on behalf of the holders (the “Holders”) of the Notes (as defined below) and Notes Collateral Agent (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”) and (b) the Security Agreement dated as of [ ], 2016 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuers, the other grantors from time to time party thereto and the Notes Collateral Agent. The Grantors are Affiliates of the Issuers and will derive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Notes and each is, therefore, willing to enter into this Agreement. Accordingly, the parties hereto agree as follows:
SECTION 1.    Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Indenture, as applicable. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.
SECTION 2.    Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Trademarks now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Trademark Collateral”).
SECTION 3.    Security Agreement. The Security Interest granted to the Notes Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Notes Collateral Agent pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In

Exhibit IV-1

the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
SECTION 4.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
SECTION 5.    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Remainder of this page intentionally left blank]

Exhibit IV-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
[ ],
By:
    Name:
    Title:

Exhibit IV-3

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent,
By:
    Name:
    Title:

Exhibit IV-4

Schedule I